INVESTMENT AGREEMENT

                                     between

                               ACCESS POWER, INC.

                                       and

                              GRANDVIEW COURT, LLC


Dated as of November ___, 2000


         INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of November ___, 2000 by and among ACCESS POWER, INC., a Florida corporation with offices located at 10033 Sawgrass Drive West, Suite 100, Ponte Vedra Beach, FL 32082 (the "COMPANY"), and GRANDVIEW COURT, LLC a Cayman limited liability company with offices located at Harbour House, 2nd Floor, Waterfront Drive, Road Town, Tortola, BVI (the "INVESTOR").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $30,000,000 to purchase the Company's common stock, $.001 par value per share (the "COMMON STOCK");

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the "1933 ACT"), Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Investor hereby agree as follows:

         1.   PURCHASE AND SALE OF COMMON STOCK
              ---------------------------------

         a. Purchase and Sale of Common Stock. Upon the terms and conditions set
            ---------------------------------
forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of shares of Common Stock

(the "SHARES") having an aggregate Purchase Price (as defined in Section 1(g)) of $30,000,000.

         b.  Delivery  of  Put  Notices.  Subject  to  the  satisfaction  of the
             --------------------------
conditions set forth in this Section 1, at any time and from time to time during the period beginning on and including the Trading Day (as defined below) immediately following the date on which the initial Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement is declared effective (the "EFFECTIVE DATE") by the Securities and Exchange Commission (the "SEC") and ending on the earlier of (i) the date which is eighteen (18) months from the Effective Date, and (ii) termination of this Agreement in accordance with Section 8 (the time period between the Effective Date and the earlier of (i) and (ii) being known as the "OPEN
PERIOD"), the Company may, in its sole discretion, deliver a written notice to the Investor (the "PUT NOTICE"). The Put Notice shall state the dollar amount (the "DOLLAR AMOUNT") of Shares that the Company intends to sell to the Investor during the period beginning on the trading day immediately following the date which the Investor receives the Put Notice (the "PUT NOTICE DATE") and ending on and including the date which is ten (10) Trading Days after such Put Notice Date (the "PURCHASE PERIOD"). A Put Notice shall be deemed delivered on (x) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time (receipt being deemed to occur if the Company possess a facsimile confirmation showing completed transmission by such time), or (y) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day (receipt being documented as described in (x) above). No Put Notice may be deemed delivered, on a day that is not a Trading Day. For purposes of this Agreement, "TRADING DAY" shall mean any day on which the Principal Market (as defined in Section 1(f)) for the Common Stock is open for trading.

              In addition, the Dollar Amount designated by the Company in a Put Notice shall be in increments of not less than $100,000 and not more $5,000,000 subject to the requirements set forth in this Agreement. Once the Put Notice is received by the Investor the Put Notice shall not be terminated, withdrawn or otherwise revoked by the Company. During the Open Period, Put Notices may be delivered no more frequently than once in each period of eleven (11) consecutive Trading Days, such that a Put Notice may not be given during a Purchase Period. The Dollar Amount that the Company is permitted to request with respect to each Put Notice depends on the product of the daily trading volume and the average trade price of the Company's Common Stock on the Principal Market (as defined in Section 1(f)), (the "VOLUME WEIGHTED AVERAGE PRICE"). The Volume Weighted Average Price shall be as reported by Bloomberg Financial Markets ("BLOOMBERG") through its "Volume at Price" function or if not available through Bloomberg because of delisting, then the average of the bid prices of any market makers for the Company's Common Stock as reported in the "pink sheets" by the National Quotation Bureau, Inc. The maximum Dollar Amount of the Put Notice will be calculated by multiplying the average of the Volume Weighted Average Price for the thirty (30) Trading Days immediately preceding the Put Notice Date, by (1.5) (the "MAXIMUM PUT AMOUNT"). The amount that the Company is able to draw down can be increased or decreased if mutually agreed upon by both parties in writing. For the ten (10) Trading Days immediately preceding both the Put Notice Date and the applicable Closing Date, as defined in Section 1(h), the Volume Weighted Average Price must be at least $75,000. The price at which the Investor will purchase the Common Stock ("PURCHASE PRICE") will be as follows:

                  (i) If the Average Closing Bid Price on the date the Put Notice is issued is the same as on the date of execution of this Agreement ("Execution Price") by both parties, the Common Stock will be purchased at 90% of the average of the lowest three closing bid prices during the ten days immediately preceding the "Closing Date", as that term is defined in subsection 1(h);

                  (ii) for every $1 increase of the Execution Price the shares will be purchased by 1% more, to a maximum of 93%; and

                  (iii) for every $1 decrease of the Execution Price the shares will be purchased for 1% less, to a minimum of 87%.

         Within ten (10) calendar days after the commencement of each calendar quarter occurring subsequent to the commencement of the Open Period, the Company undertakes to notify Investor as to its reasonable expectations as to the Dollar Amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

         c.       Warrants.

                  (i) SIGNING WARRANT. At the time of the signing of this Agreement by both parties ("EXECUTION DATE"), the Company shall issue a three year Warrant to purchase 225,000 shares of Common Stock with an exercise price equal to 120% of the closing bid price on the Execution Date (provided that if the exercise price of the first draw down to be granted pursuant to the following paragraph would be less than such exercise price, then the exercise price of the warrant will be adjusted downward to the exercise price of the first draw down). The Warrant will be.). This warrant will be substantially in the form of Exhibit B and exercisable on a cash or cashless basis, at the Investor's option, anytime 180 calendar days after the Execution Date.

                  (ii) MINIMUM DRAW DOWN WARRANT. If the Company fails to deliver such number of Put Notices as allows the Investor to purchase Shares having an aggregate Purchase Price of at least

                  $500,000 within 180 calendar days of the Execution Date, then the Company shall deliver to the Investor on the 181st calendar day after the Execution Date a warrant to purchase 250,000 shares of Common Stock at an exercise price equal to 110% of the closing bid price (the "BID PRICE") of the Common Stock on the 180th day as reported by Bloomberg (or in the event that such price is not reported by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.). This warrant will be substantially in the form of Exhibit B and shall be exercisable on a cash or cashless basis anytime after its issuance. If the Company has not delivered such number of Put Notices as allows the Investor to purchase shares having an aggregate Purchase Price of at least $500,000 by the 270th day following the Execution Date, the Company will be obligated to pay the Investor an amount equal to 10% of the undrawn minimum amount, and the Investor will have the option to terminate the Agreement. Furthermore, if the Company sells any Common Stock or securities convertible into Common Stock during the Open Period at a price lower than that at which the Investor's warrants were issued, the price of those warrants shall be adjusted downward to such exercise price.

                  (III) DRAW DOWN WARRANT. The Investor will also receive warrants to purchase a number of shares of Common Stock equal to 25% of the number of shares purchased during each Purchase Period. The warrant will have a three year term and an exercise price of 120% of the average purchase price at which shares of Common Stock were purchased during such Purchase Period. The draw down warrant .). This warrant will be substantially in the form of Exhibit B and shall be exercisable on a cash or cashless basis anytime after its issuance.

         If the Company fails to issue the warrants and pay to the Investor such amounts when due, the Company shall pay to the Investor, on the first Trading Day following the date such payment was due (in addition to and not in lieu of any remedy the Investor may have in law or equity) an amount equal to $3,000, in cash by wire transfer, plus compounded annual interest of 18% on the sum of the cash amount due to the Investor and the product of 100,000 and the Bid Price one hundred eighty (180) calendar days from the date hereof, during the period, beginning on the Trading Day after such amount was due, during which such amount, or any portion thereof, is outstanding.

         Nothing contained in this Agreement shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Purchaser to the Company.

         d. INVESTOR  OBLIGATION TO PURCHASE  SHARES.  Subject to the conditions
            ----------------------------------------
set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Purchase Period that number of Shares having an aggregate Purchase Price equal to the lesser of (i) the Dollar Amount set forth in the Put Notice (subject to reduction during the Purchase Period as may be provided pursuant to the terms of this Agreement), and (ii) 15% of the total Volume Weighted Average Price during the applicable Purchase Period, but only if said number of shares are received in escrow pursuant to the terms of the Escrow Agreement attached hereto as Exhibit F.

         e.   LIMITATION   ON   INVESTOR'S   OBLIGATION   TO  PURCHASE   SHARES.
              -----------------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and the Company shall in no event sell to the Investor, that number of Shares, which when added to the sum of the number of Shares beneficially owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the "1934 ACT")), by the Investor, would exceed 4.99% of the number of Shares outstanding on the Put Notice Date for such Purchase Period, as determined in accordance with Rule 13d-1(j) of the 1934 Act. In no event shall the Investor purchase Shares of the Common Stock other than pursuant to this Agreement until such date as this Agreement is terminated. Each Put Notice shall include a representation of the Company as to the number of Shares of Common Stock outstanding on the related Put Notice Date as determined in accordance with Section 13(d) of the 1934 Act. In the event that the number of Shares of Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any date during a Purchase Period than on the Put Notice Date associated with such Purchase Period, then the number of Shares of Common Stock outstanding on such date during such Purchase Period shall govern for purposes of determining whether the Investor would be acquiring beneficial ownership of more than 4.99% of the number of Shares of Common Stock outstanding during such period.

         f.   CONDITIONS   TO   INVESTOR'S   OBLIGATION   TO  PURCHASE   SHARES.
              -----------------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and require the Investor to purchase any Shares at a Closing (as defined in Section 1(h)) unless each of the following conditions are satisfied:

                  (i) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) during the Purchase Period;

                  (ii) at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. or designated on the Nasdaq National Market, The Nasdaq SmallCap Market, or the National Association of Securities

                  Dealer's, Inc. OTC electronic bulletin board (the "PRINCIPAL MARKET") and shall not have been suspended from trading thereon for a period of five (5) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock;

                  (iii) during the period beginning on the date of this Agreement and ending on and including the applicable Closing Date, there shall not have occurred a Major Transaction (as defined in Section 1(g)) or the public announcement of a pending Major Transaction which has not been abandoned or terminated;

                  (iv) the Company has complied with its obligations and is otherwise not in breach of a material provision, or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been corrected prior to delivery of the Put Notice Date;

                  (v) no Material Adverse Effect (as defined in Section 3(a)) has occurred since the Execution Date;

                  (vi) no injunction shall have been issued, or action commenced by a governmental authority, prohibiting the purchase or the issuance of the Common Stock; and

                  (vii) the issuance of the Common Stock will not violate the shareholder approval requirements of Nasdaq, if applicable.

                  If any of the  conditions  described  in clauses  (i)  through
                  (vii) above are not satisfied before or during a Purchase Period, then the Investor shall have no obligation to purchase the Dollar Amount of Common Stock set forth in the applicable Put Notice, but once the event(s) are cured, the Company may again submit Put Notices and Investor shall be obligated to purchase the Common Stock in accordance with those Put Notices and this Agreement.

         g. For purposes of this Agreement, a "MAJOR TRANSACTION" shall be deemed to have occurred at the closing of any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets; or
(iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 30% of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

         h.  MECHANICS  OF  PURCHASE  OF  SHARES  BY  INVESTOR.  Subject  to the
             -------------------------------------------------
satisfaction of the conditions set forth in Sections 1(f), 6 and 7, the closing of the purchase by the Investor of Shares (a "CLOSING") shall occur on the date which is eleven (11) Trading Days following the applicable Put Notice Date (or such other time or later date as is mutually agreed to by the Company and the Investor) (a "CLOSING DATE"). The Company shall deliver to Joseph B. LaRocco ("ESCROW AGENT") pursuant to the Escrow Agreement, annexed hereto as Exhibit F, certificates representing the Shares (and Common Stock underlying Warrants that may be issuable pursuant to the terms of this Agreement) to be issued to the Investor and registered in the name of the Investor, or in street name as may be requested by Investor, or deposit such Shares into the account(s) (with the Investor receiving confirmation that the Shares are in such account(s)) designated by the Investor for the benefit of the Investor and the Investor shall deliver to the Escrow Agent the Purchase Price to be paid for such Shares (prior to or upon receipt of confirmation that the Shares have been delivered to the Escrow Agent), determined as aforesaid, by wire transfer. In addition, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them to the Escrow Agent pursuant to this Agreement at or prior to each Closing. In the alternative to physical delivery of certificates for Common Stock to the Escrow Agent, if delivery of the Shares may be effectuated by electronic book-entry through The Depository Trust Company ("DTC"), then delivery of the Shares pursuant to such purchase shall, unless requested otherwise by such Investor (or holder of such Shares), settle by book-entry transfer through DTC by the Closing Date. The parties agree to coordinate with DTC to accomplish this objective.

         i.  DELISTING;  SUSPENSION.  If at any time  during the Open  Period or
             ----------------------
within thirty (30) calendar days after the end of the Open Period, (i) the Registration Statement, after it has been declared effective, shall not remain effective and available for sale of all the Registrable Securities, (ii) the Common Stock shall not be listed on the Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one trading day resulting from business announcements by the Company) or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock, (iii) there shall have occurred a Major Transaction (as defined in Section 1(g)) or the public announcement of a pending Major Transaction which has not been abandoned or terminated, or (iv) the Registration Statement is no longer effective or is stale for a period of more than fifteen (15) Trading Days as a result of the Company to timely file its financials, the Investor shall have the right (the "REPURCHASE OPTION"), as partial relief for the damages to the Investor by reason of the occurrence of the events listed in clauses (i), (ii), (iii) or (iv) above (which remedy shall not be exclusive of any other remedies available at law or equity), in its sole discretion, which right shall be exercised within thirty (30) calendar days of such event or occurrence (a "REPURCHASE EVENT"), to sell to the Company, and the Company agrees to buy, promptly upon the exercise of such right by the Investor, but in any event within ten (10) calendar days of the exercise of such right, and subject to the limitations imposed by applicable federal and state law, all or any part of the Shares issued to the Investor within the sixty (60) Trading Days preceding the Investor's exercise of the Repurchase Option and then held by the Investor at a price per Share equal to the highest Volume Weighted Average

Price during the period beginning on the date of the Repurchase Event and ending on and including the date on which the Investor exercises its Repurchase Option (the "PAYMENT AMOUNT"). If the Company fails to pay to the Investor the full aggregate Payment Amount within ten (10) calendar days of the Investor's exercise of the Repurchase Option hereunder, the Company shall pay to the Investor, on the first Trading Day following such tenth (10th) calendar day, in addition to and not in lieu of the Payment Amount payable by the Company to the Investor upon exercise of the Repurchase Option, an amount equal to 2% of the aggregate Payment Amount then due and payable to the Investor, in cash by wire transfer, plus compounded annual interest of 18% on such Payment Amount during the period, beginning on the day following such tenth calendar day, during which such Payment Amount, or any portion thereof, is outstanding.

         j. OVERALL  LIMIT ON COMMON STOCK  ISSUABLE.  Notwithstanding  anything
            ----------------------------------------
contained herein to the contrary, if the Company is no longer listed on the OTC electronic bulleting board, the number of Shares issuable by the Company and purchasable by the Investor including the shares of Common Stock issuable in connection with the warrants issuable hereunder, shall not exceed 19.99% of the shares of Common Stock outstanding as of the date hereof, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of Shares, including any Common Stock to be issued in connection with Warrants that may be issuable hereunder, in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. Without limiting the generality of the foregoing, such shareholders' approval must duly authorize the issuance by the Company of shares of Common Stock totaling 19.99% or more of the shares of Common Stock outstanding on the date hereof. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Shares hereunder or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 1(j).

         k. "VALUATION EVENT" shall mean an event in which the Company at any time during a Purchase Period (as defined in Section 1(b)) takes any of the following actions:

                  (i)      subdivides or combines its Common Stock;
                  (ii) pays a dividend in Common Stock or makes any other distribution of its Common Stock, except for dividends paid with respect to the Preferred Stock;
                  (iii issues any options or other rights to subscribe for or purchase Common Stock and the price per share for which Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;
                  (iv) issues any securities convertible into or exchangeable for Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;
                  (v) issues shares of Common Stock otherwise than as provided in the foregoing subsections (i) through
                           (iv), at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;
                  (vi) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (i) through (v); or
                  (vii) takes any action affecting the number of shares of Common Stock outstanding, other than an action described in any of the foregoing subsections (i) through (vi) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put Notice is delivered to Investor.

         l. If a Valuation Event occurs during a Purchase Period, the Investor, at its sole option, may either (i) choose a new Purchase Period beginning on the Trading Day immediately after the occurrence of such Valuation Event, (ii) use the Purchase Period during which the Valuation Event occurred or (iii) decline the Put Notice.

         2.   INVESTOR'S REPRESENTATIONS AND WARRANTIES.
              -----------------------------------------

         The Investor represents and warrants to the Company that:

         a.  Investment  Purpose.  The  Investor  is  acquiring  the  Shares and
             -------------------
warrants issuable pursuant to the Agreement ("SECURITIES") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

         b.  Accredited Investor Status; Sophisticated Investor. The Investor is
             --------------------------------------------------
an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities.

         c. Reliance on Exemptions. The Investor understands that the Securities
            ----------------------
are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the
Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire such Securities.

         d.  Information.  The  Investor  and its  advisors,  if any,  have been
             -----------
furnished with or have had access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 3 below. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

         e.  No Governmental  Review.  The Investor  understands  that no United
             -----------------------
States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         f. Transfer or Resale. The Investor understands that except as provided
            ------------------
in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered for resale thereunder and sold, assigned or transferred in accordance with an effective registration statement, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with assurance reasonably acceptable to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Investor agrees that the sale of the Securities will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market, if applicable.

         g.   Legends.  The Investor understands  that,  until such  time as the
              -------
Securities have been transferred to a person who may trade the Shares without restriction under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates representing the Securities, except as set forth below and in Section 7(r), shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such a resale of Securities is registered under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with assurances reasonably acceptable to the Company that such Securities can be sold pursuant to Rule 144 without any restriction as to (A) the number of securities acquired as of a particular date that can then be immediately sold or (B) manner of sale. The Investor covenants that, in connection with any transfer of Securities by it pursuant to an effective registration statement under the 1933 Act, it will (i) comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Investor, and (ii) comply with the "Plan of Distribution" section of the current prospectus relating to such effective registration statement.

         h. Authorization; Enforcement. This Agreement has been duly and validly
            --------------------------
authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         j. Section 9 of the 1934 Act. During the Open Period, the Investor will
            -------------------------
comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock.

         k.  No  Conflicts.  The  execution,  delivery  and  performance  of the
             -------------
Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or any of its Subsidiaries or by which any property or asset of the Investor or any of its Subsidiaries is bound or affected. The business of the Investor and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.

         l. The Investor is an entity duly organized, existing and in good standing under the laws of the Cayman Islands, and has the requisite power and authority to enter into the transactions contemplated by the Transaction Documents, as that term is defined in Section 3(b) below.

         3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
              ---------------------------------------------

         Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Investor that:

         a.  Organization and Qualification.  The Company and its "SUBSIDIARIES"
             ------------------------------
(which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the State of Florida, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b)).

         b.  Authorization; Enforcement;  Compliance with Other Instruments. (i)
             --------------------------------------------------------------
The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Shares and the Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Shares and the Warrants pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         c. Capitalization.  As of the date hereof, the authorized capital stock
            --------------
of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 51,157,242 shares are issued and outstanding, 10,000,000 shares of Preferred Stock, of which as of the date hereof -0- shares are issued and outstanding, and 13,113,000 shares of Common Stock are issuable upon the exercise of options, warrants and conversion rights. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS `), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         d.  Issuance of Shares.  A number of shares of Common Stock equal to at
             ------------------
least 200% of the aggregate number of Shares issuable pursuant to this Agreement but not more than 19.99% of the shares of Common Stock outstanding as of the date hereof, to the extent that the provisions of Section 1(j) are applicable hereunder, based on the Purchase Price per Share as of the date hereof and an aggregate Purchase Price of $30,000,000 (regardless of any limitation on the timing or amount of such purchases) initially has been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The issuance by the Company of the Securities is exempt from registration under the 1933 Act. In the event the Company cannot register the 200% required, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to place before shareholder vote a proposal to increase the number of its authorized shares as soon as reasonably practicable.

         e.  No  Conflicts.  The  execution,  delivery  and  performance  of the
             -------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 3(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

         f. SEC  Documents;  Financial  Statements.  Since  February  1999,  the
            --------------------------------------
Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1933 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

         g. Absence of Certain Changes.  Except as disclosed in Schedule 3(g) or
            --------------------------
the SEC Documents filed at least five (5) days prior to the date hereof, since October 19, 2000, there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or reasonably could have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         h. Absence of Litigation.  Except as set forth in Schedule 3(h),  there
            ---------------------
is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

         i. Acknowledgment  Regarding Investor's Purchase of Shares. The Company
            -------------------------------------------------------
acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

         j. No Undisclosed Events,  Liabilities,  Developments or Circumstances.
            -------------------------------------------------------------------
No event, liability, development or circumstance has occurred or exists, or to its knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

         k.       No General  Solicitation.  Neither the Company, nor any of its
                  ------------------------
affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

         l. No Integrated Offering.  To its knowledge,  neither the Company, nor
            ----------------------
any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration under the 1933 Act of the Company's sale and issuance of the Securities to the Investor or cause this offering of Shares to the Investor to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration under the 1933 Act of the Company's sale and issuance of the Securities to the Investor or cause the offering of the Securities to be integrated with other offerings.

         m. Employee Relations.  Neither the Company nor any of its Subsidiaries
            ------------------
is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

         n. Intellectual  Property Rights.  The Company and its Subsidiaries own
            -----------------------------
or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, a approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

         o.  Environmental  Laws.  The Company and its  Subsidiaries  (i) are in
             -------------------
compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

         p. Title.  The Company and its  Subsidiaries  have good and  marketable
            -----
title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

         q.  Insurance.  The Company and each of its Subsidiaries are insured by
             ---------
insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         r. Regulatory  Permits.  The Company and its Subsidiaries  have in full
            -------------------
force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

         s.  Internal  Accounting   Controls.   The  Company  and  each  of  its
             -------------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         t. No Materially Adverse Contracts, Etc. Neither the Company nor any of
            -------------------------------------
its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

         u. Tax Status.  The Company  and each of its  Subsidiaries  has made or
            ----------
filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         v. Certain Transactions. Except as set forth on Schedule 3(v) or in the
            --------------------
SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on
Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         w.  Dilutive Effect.  The Company understands and acknowledges that the
             ---------------
number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

         x.  Right  of  First  Refusal.  The  Company  shall  not,  directly  or
             -------------------------
indirectly, without the prior written consent of Meridian Equities, Inc., or its designee,, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "SUBSEQUENT FINANCING") for a period of one year after the Effective Date, except (i) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture, in each case disclosed Pursuant to
Section 3(c), (iii) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner, (iv) shares issued to pay part or all of the purchase price for the acquisition by the Company of a person (which, for purposes of this clause (iv), shall not include an individual or group of individuals), and (v) shares issued in a bona fide public offering by the Company of its securities, unless (A) the Company delivers to Meridian Equities, Inc., or its designee, a written notice (the "SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B)

Meridian Equities, Inc., or its designee, shall not have notified the Company by 5:00 p.m. (New York time) on the fifteenth (15th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Meridian Equities, Inc., or its designee, shall fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent Financing substantially upon the terms and to the persons (or affiliates of such persons) set forth in the Subsequent Financing Notice; PROVIDED THAT the Company shall provide Meridian Equities, Inc., or its designee, with a second Subsequent Financing Notice, and Meridian Equities, Inc., or its designee, shall again have the right of first refusal set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice with the person (or an affiliate of such person) identified in the Subsequent Financing Notice. The rights granted to Meridian Equities, Inc., or its designee, in this Section are not subject to any prior right of first refusal given to any other person except as disclosed on Schedule 3(c).

         y. The Company shall not be under any obligation to make any securities filings under the laws of the Cayman Islands or British Virgin Islands.

         4.    COVENANTS OF THE COMPANY
               ------------------------

         a.    Best  Efforts.  The Company  shall use its best efforts timely to
               -------------
satisfy each of the conditions to be satisfied by it as provided in Sections 7 of this Agreement.

         b.    Blue Sky.  The Company shall, at its sole cost and expense, on or
               --------
before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale by the Investor pursuant to this Agreement under applicable securities or "Blue Sky" laws of an aggregate of five
(5) states of the United States, as specified by Investor, as well as those states covered by what is known as the "manual exemption" through listing in Standard Corporation Records, the terms of which are otherwise applicable to a resale of the Securities by the Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date and maintain those exemptions through the Open Period. The Company shall, at its sole cost and expense, make all filings and reports relating to the offer and sale of the Securities required under the applicable securities or "Blue Sky" laws of such states of the United States following each of the Closing Dates.

         c.  Reporting Status.  Until the earlier of (i) the first date which is
             ----------------
after the date this Agreement is terminated pursuant to Section 8 and on which the Holders (as that term is defined in the Registration Rights Agreement) may sell all of the Securities acquired pursuant to this Agreement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Holders shall have sold all the

Securities issuable hereunder and (B) this Agreement has been terminated pursuant to Section 8 (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as a reporting company under the 1933 Act.

         d.  Use of Proceeds.  The Company will use the  proceeds  from the sale
             ---------------
of the Shares (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees) for general corporate and working capital purposes.

         e.  Financial Information.  The Company agrees to make available to the
             ---------------------
Investor via EDGAR or other electronic means the following to the Investor during the Registration Period: (i) within five (5) Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc.

         f.  Reservation  of Shares.  Subject  to the  following  sentence,  the
             ----------------------
Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Common Stock needed to provide for the issuance of all the Securities hereunder at the then current Purchase Price. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this
Section 4(f), the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

         g. Listing. The Company shall promptly secure the listing of all of the
            -------
Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction
Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market, unless the Investor and the Company agree otherwise. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common

Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

         h. Transactions with Affiliates. The Company shall not, and shall cause
            ----------------------------
each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         i. Filing of Form 8-K. On or before the date which is three (3) Trading
            ------------------
Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.

         j.  Corporate  Existence.  The  Company  shall use its best  efforts to
             --------------------
preserve and continue the corporate existence of the Company.

         k. Notice of Certain Events Affecting Registration; Suspension of Right
            --------------------------------------------------------------------
to Make a Put. The Company shall promptly notify Investor upon the occurrence of
-------------
any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Shares: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus;
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration

Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

         l.  Reimbursement.  If (i) Investor,  other than by reason of its gross
             -------------
negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, or (ii) Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay to Investor the charges, as reasonably determined by Investor, for the time of any officers or employees of Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such affiliate and any such person.

         m. Dilution. The number of Shares issuable pursuant to a Put Notice may
            --------
increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon issuance of a Put Notice is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         5.   INTENTIONALLY LEFT BLANK.


         6.   CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.
              ----------------------------------------------

         The obligation hereunder of the Company to issue and sell the Shares to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         a. The Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

         b. The Investor shall have delivered to the Company the Purchase Price for the Shares being purchased by the Investor at the Closing (after receipt of confirmation of delivery of such Shares) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

         c. The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

         d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         e. No Valuation Event shall have occurred since the applicable Put Notice Date.

         7.  FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.
             -----------------------------------------------------------

         The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

         a. The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

         b. The Common Stock shall be authorized for quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Notice related to such Closing).

         c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 3(g), (h) and (j) and the third sentence of Section 3(m) hereof, events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten (10) Trading Days prior to the applicable Put Notice Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the applicable Closing Date, in the form of Exhibit C attached hereto, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor including, without limitation, an update as of such Closing Date regarding the representation contained in Section 3(c) above.

         d. Investor shall have received an opinion letter of the Company's counsel on or before the Execution Date, in the form of Exhibit D attached hereto, and if required by the Company's transfer agent any additional opinion letters after the Effective Date so as to allow for the issuance of Securities to Investor as may be required pursuant to the Transaction Documents.

         e. The Company shall have executed and delivered to the Escrow Agent or Investor the certificates representing, or have executed electronic book-entry transfer of, the Shares and the Warrants, if applicable, (in such denominations as such Investor shall request) being purchased by the Investor at such Closing.

         f. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to the Investor (the "RESOLUTIONS") and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

         g. If requested by the Investor, the Investor shall receive a letter of the type, in the form and with the substance of the letter described in Section 3(s) of the Registration Rights Agreement from the Company's auditors.

         h. The Company shall have delivered to the Investor a copy of its Articles of Incorporation, as amended and in effect on such Closing Date, certified by the Secretary of State of the Company's state of incorporation within ten (10) days of such Closing Date.

         i. The Company shall have delivered to the Investor a secretary's certificate, dated as of such Closing Date, in the form of Exhibit E attached hereto, as to (i) the Resolutions described in Section 7(f), (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect on such Closing Date.

         j. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         k. The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or shall be pending or threatened. Furthermore, on each Closing Date (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action),and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

         l. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         m. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

         n. If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 1(j).

         o. The conditions to such Closing set forth in Section 1(f) shall have been satisfied on or before such Closing Date.

         p. The Company shall have certified to the Investor the number of shares of Common Stock outstanding as of a date within five (5) Trading Days prior to such Closing Date.

         q. The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request upon reasonable advance notice.

         r. The Company represents that its transfer agent has agreed to accept a representation letter (See copy of form of representation letter attached hereto as Exhibit G) from the Investor's broker after the Effective Date and after the sale of Shares pursuant to a Put Notice, which representation letter shall state that the Shares were sold in compliance with the prospectus delivery requirements of the Registration Statement. The Company represents that on or before the receipt by the transfer agent of the representation letter, it will instruct its counsel to issue an opinion letter to the transfer agent for the issuance of the Shares being sold and the Company will instruct its transfer agent to issue the appropriate number of Shares in the name of the Investor, or in the broker's street name if so requested by Investor, so that the Shares being purchased from the Company after a Put Notice will bear no legend and not be subject to stop transfer instructions.

         8.   TERMINATION.
              -----------

         a.   Optional Termination. This Agreement may be terminated at any time
              --------------------
by the mutual written consent of the Company and the Investor. The representations, warranties and covenants contained in or incorporated into this Agreement, insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive its termination for the period of any applicable statute of limitations.

         b.  Automatic Termination. This Agreement shall automatically terminate
             ----------------------
without any further action of either party hereto upon the earliest of:

                  (i) when the Investor has purchased an aggregate of $30,000,000 in the Common Stock of the Company pursuant to this Agreement; provided that the representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations,

                  (ii) on the date which is 18 months after the Effective Date;

                  (iii) if the Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company;

                  (iv) if the Company shall issue or sell any equity securities or securities convertible into, or exchangeable for, equity securities without the prior written consent of the Investor if the primary purpose of such issuance or sale is the raising of capital, except that the Company may issue convertible debentures pursuant to a special warrant outstanding as of the Execution Date;

                  (v) the trading of the Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of five (5) consecutive Trading Days;

                  (vi) the Company shall not have filed with the SEC the initial Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the initial Registration Rights Agreement within sixty (60) calendar days of the date hereof or the Registration Statement has not been declared effective within one hundred eighty
                  (180) calendar days of the date hereof; or

                  (vii)    The occurrence of a Material Adverse Effect;

                  (viii) If the Company issues convertible instruments or enters into an equity financing facility without the Investor's prior written consent, such consent will not be unreasonably withheld;

                  (ix) The resale of the Securities cease to be registered under the 1933 Act or listed or traded on the Nasdaq National Market, American Stock Exchanged or Nasdaq Small Cap Market

                  (or the OTC Bulletin Board, if mutually agreed upon by the Company and the Investor); or

                  (x) The Company requires shareholder approval under Nasdaq rules to issue additional shares and such approval is not obtained within 60 days from the date when the Company has issued its 19.9% maximum allowable shares.

         9.       INDEMNIFICATION.

         a. In consideration of the Investor's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of their shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES'), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (v) the status of the Investor or holder of the Shares as an investor in the Company, except insofar as any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Investor which is specifically intended by the Investor for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Investor may have, and any liabilities the Investor may be subject to.

         b. In consideration of the Company's execution and delivery of the this Agreement and the Registration Rights Agreement and selling the Shares hereunder and in addition to all of the Investor's other obligations under the Transaction

Documents, the Investor shall defend, protect, indemnify and hold harmless the Company and all of their shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES'), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Investor in the Transaction Documents. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         10.  GOVERNING LAW; MISCELLANEOUS.

         a.   Governing Law. This Agreement shall be governed by and interpreted
              -------------
in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         b.       Fees and Expenses.
                  -----------------

                  (i) As a further inducement to the Investor to enter into this Agreement and in addition to the fees and expenses set forth elsewhere herein, the Company agrees to reimburse the Investor or its designees, for due diligence and reasonable expenses (including legal expenses) relating to the negotiation and execution of the Transaction Documents and any Closings hereunder the amount of $20,000, as well as an additional $5,000 to be paid upon the first Closing Date.

                  (ii) As a further inducement to the Investor to enter into this Agreement, on each Closing Date the Company shall pay to the Investor or its designee, an amount equal to 5% of the amount paid to purchase the Shares ("PURCHASE AMOUNT") being purchased on such Closing Date, which amount the Investor may, at its sole option, deduct against the Purchase Amount.

                  (iii) The Company shall pay Joseph B. LaRocco, Esq. the sum of $15,000 upon the First Closing Date for the legal expenses of Investor, which amount may deducted from the proceeds received in escrow on the first Closing Date. On each Closing Date, the Company shall pay the Escrow Agent the sum of $500 for each Put Notice up to $25,000; $1,000 for each Put Notice up to $50,000; $1,500 for each Put Notice up to $75,000 and $2,000 for each Put Notice in excess of $75,000; which amount the Escrow Agent may deduct from the proceeds received in escrow from the Investor.

                  (iv) Except as otherwise set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Shares issued pursuant hereto.

         c.       Counterparts.   This  Agreement may be executed in two or more
                  ------------
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         d.       Headings.  The headings of this Agreement  are for convenience
                  --------
of reference and shall not form part of, or affect the interpretation of, this Agreement.

         e. Severability. If any provision of this Agreement shall be invalid or
            ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         f. Entire Agreement;  Amendments.  This Agreement  supersedes all other
            -----------------------------
prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         g.  Notices.  Any notices,  consents,  waivers or other  communications
             -------
required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:
         Access Power, Inc.
         10033 Sawgrass Drive West, Suite 100
         Ponte Vedra Beach, FL 33082
         Attention:  Glenn A. Smith, CEO
         Telephone:     904-273-2980
         Facsimile:

         With a copy to:
         Jan Meadows Davidson
         Kilpatrick Stockton LLP
         1100 Peachtree Street, Suite 2800
         Atlanta, GA 30309-4530
         Telephone:     404-815-6500
         Facsimile:     404-815-6555

         If to the Investor:
         Grandview Court, LLC
         c/o Beacon Capital Management, Ltd.
         Harbour House, 2nd Floor
         Waterfront Drive
         P.O. Box 972

         Road Town, Tortola, BVI
         Attention:  David Sims
         Telephone:     284-494-4770
         Facsimile:     284-494-4771

         With a copy to:
         Meridian Equities, Inc.
         126 East 56th Street
         New York, New York 10022
         Attention:  Dave Karson
         Telephone:        212-755-7720
         Facsimile:        212-755-7721

         Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

         h.  Successors and Assigns.  This  Agreement  shall be binding upon and
             ----------------------
inure to the benefit of the parties and their respective successors and permitted assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may assign some or all of its rights hereunder; provided, however, that any such assignment shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Shares in connection with a bona fide margin account.

         i.   No Third Party Beneficiaries.  This Agreement is intended  for the
              ----------------------------
benefit of the parties Hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         j.  Survival. The representations and warranties of the Company and the
             --------
Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 10, and the indemnification provisions set forth in Section 9, shall survive each of the Closings. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         k. Publicity. The Company and Investor shall consult with each other in
            ---------
issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities 1933 Act or the 1934 Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

         l. Further Assurances.  Each party shall do and perform, or cause to be
            ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         m. Placement Agent.  The Company  acknowledges and warrants that it has
            ---------------
not engaged a placement agent in connection with the sale of the Shares. The Company shall be responsible for the payment of any fees or commissions of placement agents or brokers engaged by the Company in connection with the purchase of the Shares by the Investor. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         n. No Strict Construction.  The language used in this Agreement will be
            ----------------------
deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         o. Remedies.  The Investor and each holder of the Shares shall have all
            --------
rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.

         p. Payment Set Aside. To the extent that the Company makes a payment or
            -----------------
payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.



COMPANY: ACCESS POWER, INC.




By:    /s/ Glenn A. Smith
    Name:   Glenn A. Smith
    Title:  CEO




INVESTOR:  GRANDVIEW COURT, LLC



By:   /s/ Arlene deCastro  /s/ Theresa Felix
    Name:   Navigator Management Ltd.
    Title:  Director

                                LIST OF SCHEDULES


Schedule 3(a)      Subsidiaries
Schedule 3(c)      Capitalization
Schedule 3(e)      Conflicts
Schedule 3(g)      Material Changes
Schedule 3(h)      Litigation
Schedule 3(n)      Intellectual Property
Schedule 3(p)      Liens
Schedule 3(v)      Certain Transactions

                                LIST OF EXHIBITS


EXHIBIT A          Registration Rights Agreement
EXHIBIT B          Form of Warrant
EXHIBIT C          Officers' Certificate
EXHIBIT D          Opinion of Company's Counsel
EXHIBIT E          Secretary's Certificate
EXHIBIT F          Escrow Agreement
EXHIBIT G          Form of Broker's Representation Letter

                              [BROKER'S LETTERHEAD]




Date
Via Facsimile   801-262-0907

Attention: Pam Gray (p) 801-266-7151
Atlas Stock Transfer & Trust Company,
5899 South State Street
Salt Lake City, Utah 84107

Re:  Access Power, Inc.

Dear Ms. Gray:

It is our understanding that the Form______ Registration Statement bearing SEC File Number ( ___-______) filed by Access Power, Inc. on Form _____ on __________, 200__was declared effective on _________, 200__.

This letter shall confirm that ______________ shares of the common stock of Access Power, Inc. were sold on behalf of Grandview Court, LLC and that we have complied with the prospectus delivery requirements set forth in that Registration Statement by filing the same with the purchaser.

If you have any questions please do not hesitate to call.

Sincerely,



_______________________________



cc:  Joseph B. LaRocco, Esq.